UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sector 5, Inc.
(Name of registrant as specified in its charter)

Nevada	2339	45-5042353
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2186 Darby Street
Escondido, California 92025
(702) 406-6848
(Address and telephone number of registrant’s principal executive offices)

Harold P. Gewerter, Esq.
Law Office of Harold P. Gewerter, Esq., Ltd.
5536 S. Ft. Apache, Suite 102
Las Vegas, Nevada 89148
Telephone: (702) 382-1714
Facsimile No. (702) 382-1759
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one);

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

			Proposed
	Amount to	Proposed	Maximum
Title of Each Class	be	Maximum	Aggregate	Amount of
of Securities to be	Registered	Offering Price	Offering Price	Registration
Registered	(1)	per Share ($)	($)(2)	Fee($)

Shares of Common
Stock, par value	5,000,000	$.01	$50,000	$5.73
$0.001

1	5,000,000 shares are being offered by a direct offering at the price of $.01 per share.

2	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act, based upon the fixed price of the direct offering.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Sector 5, Inc.
5,000,000 Shares of Common Stock
$0.1per share
$50,000 Maximum Offering

Sector 5, Inc. (“Sector 5” or the "Company") is offering a fixed amount of 5,000,000 shares of its common stock on an all-or-none basis at a fixed price of $0.01 per share.  The price of $0.01 per share is a fixed for the duration of this offering.  There is no minimum number of shares required to be purchased by any individual investor.  The shares are intended to be sold directly through the efforts of Jeannie Bacal, our sole officer and director.  After the effective date of this Prospectus, Ms. Bacal intends to advertise through personal contacts, telephone, and hold investment meetings.  We will not utilize the Internet or print media to advertise our offering.  Ms. Bacal will also distribute the Prospectus to potential investors at meetings, to her business associates and to her friends and relatives who are interested in Sector 5 as a possible investment.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Sector 5, Inc..  All subscription funds will be held in a separate (limited to funds received on behalf of Sector 5) non-interest bearing Trust Account pending the placement of the fixed amount of 5,000,000 shares of common stock.  If the fixed amount of 5,000,000 shares of common stock is not achieved within 180 days of the date of this Prospectus, all subscription funds will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall be entitled to interest no matter how long subscriber funds might be held.

The offering will terminate on the earlier of: (i) the date when all 5,000,000 shares is completed, (ii) 180 days from the effective date of this document, or any extension thereto (can be extended for an additional 180 days at the sole discretion of the Company).  If the offering is extended it will terminate no later than the last day of the second 180-day period.

Prior to this offering, there has been no public market for Sector 5’s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 10.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.01	$0.00	$0.01

Maximum	5,000,000	$50,000	$0.00	$50,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The price of $0.01 per share is a fixed for the duration of this offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  SECTOR 5 MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHISE THE OFFER OR SALE IS NOT PERMITTED.

Sector 5 does not plan to use this offering Prospectus before the effective date.

The date of this Prospectus is ______________, 2012.

Table of Contents

PART I: INFORMATION REQUIRED IN PROSPECTUS	4

SUMMARY OF PROSPECTUS	4
General Information about the Company	4
The Offering	7
RISK FACTORS	10
RISKS ASSOCIATED WITH THIS OFFERING	12
USE OF PROCEEDS	14
DETERMINATION OF OFFERING PRICE	16
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	16
PLAN OF DISTRIBUTION	17
Offering will be Sold by Our Officer and Director	17
Terms of the Offering	17
Deposit of Offering Proceeds	18
Procedures and Requirements for Subscription	19
DESCRIPTION OF SECURITIES	19
INTEREST OF NAMED EXPERTS AND COUNSEL	21
DESCRIPTION OF OUR BUSINESS	21
General Information	21
Business Overview	22
Product Development	23
Marketing	23
Growth Strategy of the Company	24
Competitor Analysis	24
Patents and Trademarks	26
Need for any Government Approval of Products or Services	27
Government and Industry Regulation	27
Research and Development Activities	27
Environmental Laws	27
Employees and Employment Agreements	27
DESCRIPTION OF PROPERTY	27
LEGAL PROCEEDINGS	28
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	30
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE	35
FINANCIAL DISCLOSURE	35
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	35
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	36
EXECUTIVE COMPENSATION	36
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
FUTURE SALES BY EXISTING STOCKHOLDERS	38
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	38
INDEMNIFICATION	39
AVAILABLE INFORMATION	39
FINANCIAL STATEMENTS	40
Audited Financial Statements as of April 30, 2012	F-2

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS	41

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	41
INDEMNIFICATION OF DIRECTORS AND OFFICERS	41
RECENT SALES OF UNREGISTERED SECURITIES.	42
EXHIBITS.	43
UNDERTAKINGS	44

PART I: INFORMATION REQUIRED IN PROSPECTUS

Sector 5, Inc.

2186 DARBY STREET
ESCONDIDO, CALIFORNIA 92025
(702) 406-6848

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus. In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and “Company” refer to “Sector 5”.

General Information about the Company

Sector 5, Inc. was formed in the state of Nevada on April 11, 2012.  We are a development stage company with a principal business of design and manufacturing of women’s fashion design denim apparels.  Sector 5 plans to market its own brand under the brand name “Urban Street Apparel”.  Because of the brand name Urban Street Apparel we plan to take advantage of the “USA” acronym, which is famous, the world over for quality and design, in its marketing campaign.  Sector 5’s intentions are to stay on the cutting edge of the swiftly changing young woman’s apparel market.   As the marketplace for high end fashion denim has increased dramatically over the last 7-10 years, Sector 5 plans to position itself deep in the fashion culture by introducing new styles and designs on an ongoing basis.  As Urban Street Apparel will be a new brand coming into the marketplace, we also plan on reselling current existing popular brands as a draw to attract potential new customers while showcasing our own brand.  That combined, with our innovative “fifth pocket” design and marketing, Urban Street Apparel plans to carve a distinctive niche in this lucrative, high margin, garment sector.

Current management is comprised of Jeannie C. Bacal, CEO and President.  Due to the development stage of the Company, Ms. Bacal distributes part of her time toward the everyday operations and forward movement of the corporation.  Ms. Bacal’s responsibilities include acting as the company’s creative designer as well as determining the overall design direction of the company and its marketing strategy.  Ms. Bacal has cultivated relationships with design consultants and manufacturing representatives.  Ms. Bacal and her relationships with targeted consultants should help her in her efforts to further the development of operations during the development stage of the Company.

Sector 5 is a development stage company that has not commenced its planned principal operations to date.  Sector 5 plans to launch its full operations including apparel under its own brand approximately six to nine months following the closing of the offering.  Operations to date have been devoted primarily to start-up and development activities, which include the following:

1.	Development stage; denim jean design and manufacturing components (denim vendors, cut and sew, washers, and finishers);

2.	Initiated initial website design, layout and development;

3.	Due diligence continuing on potential market outlets;

4.	Initiated contacts with contractors to help with development;

5.	Patterns and design for Urban Street Apparel brand continuing;

6.	Initial stage of evaluating and identifying daily deal coupons for “Fifth Pocket” marketing campaign (local, regional and national);

7.	Bulk denim; identified, sourced, quality evaluation.

Sector 5 has identified the following challenges to its success:

1.
Finalize design of our Urban Street Apparel fashion garments; The Company is continuing to perform the necessary due diligence and undertaking the necessary steps and procedures so our signature brand launch we hope will be widely accepted by our targeted market.

2.
Effective Marketing Campaign: In order to effectively enter our targeted market, Sector 5 plans to use a multi-faceted marketing plan that includes a high-end web site, targeted print media, and eventually target specific distribution channels using independent representatives.  Initially we must get customers to our website so we are focusing particular attention to address this issue.  As the Company gains more recognition in the marketplace we plan to have Independent commissioned sales representatives work as middlemen between Sector 5 and retailers.  Their responsibilities include approaching large retailers, work trade shows and employ creative marketing techniques to attract boutique type retailers and shops.

3.
Constantly monitor and appealing to our target market: We plan to constantly monitor our target market and place a personal emphasis on quality.  Our overall business structure we plan to be geographically accessible (localized design and manufacturing capabilities) in an ultimate goal to be able to respond quickly to the markets potentially changing desires and demands.

The Company believes that raising $50,000 through the sale of common equity is sufficient for the company to become operational and sustain operations through the next twelve (12) months. The capital we are raising has been budgeted to launch our product line of women’s garments and to become a fully reporting company.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flow from services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Sector 5 currently has one officer and director. This individual allocates time and personal resources to Sector 5 on a part-time basis and devotes approximately 15 hours a week to the Company.  Once the public offering is closed, Ms. Bacal plans to spend the time necessary to oversee the product development, manufacturing, sales and marketing campaigns, website design, and direct the primary operations of the business.

As of the date of this Prospectus, Sector 5 has 15,000,000 shares of $0.001 par value common stock issued and outstanding.

Sector 5 has administrative offices located at 2186 Darby Street, Escondido, California 92025.  Ms. Bacal, our sole office and director, provides the office on a rent free basis.

Sector 5’s fiscal year end is December 31.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

The Offering

The following is a brief summary of this offering.  Please see the “Plan of Distribution” section for a more detailed description of the terms of the offering.

Securities Being Offered:	Sector 5 is offering an all-or-none, self-underwritten basis, a fixed amount of 5,000,000 shares of its common stock.

Offering Price per Share:	$.01

Offering Period:
The shares are being offered for a period not to exceed 180 days.  There is no minimum number of shares required to be purchased by any individual investor.  This is an all-or-none offering; if the fixed amount is not achieved within 180 days of the date of this Prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended it will terminate no later than the last day of the second 180-day period.

Escrow Account:
The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Sector 5” and will be deposited in a separate (limited to funds received on behalf of Sector 5) non-interest bearing law office trust bank account until the all-or-none fixed amount of the Offering proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending the achievement all-or-none fixed amount of the offering and no funds shall be released to Sector 5 until such a time as the all-or-none fixed amount of proceeds are raised (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the all-or-none fixed amount of proceeds has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Sector 5’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Sector 5 and is therefore not an independent third party.

The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended it will terminate no later than the last day of the second 180-day period.

The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of a notice of termination signed by the Company, or at any time the Escrow Agent may resign by giving written notice to such effect to the Issuer.  Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Amounts or the Fund to any successor escrow agent jointly designated by the parties thereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.  The termination of services or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the parties’ notice of termination or (B) to the parties thereto of the Escrow Agent’s written notice of resignation.  If at that time the Escrow Agent has not received a designation of successor escrow agent, the Escrow Agent’s sole responsibility after that time shall be to keep the Escrowed Amounts or the Fund safe until receipt of a designation of a successor escrow agent or a joint written disposition instruction by the parties thereto or an enforceable order of a court of competent jurisdiction.  The resigning Escrow Agent shall be entitled to be reimbursed by the Issuer for any expenses incurred in connection with its resignation, transfer of the Fund to a successor escrow agent or distribution of the Fund.

Net Proceed to Company:	$50,000

Use of Proceeds:	We intend to use the proceeds to expand our business operations.

Number of Shares Outstanding
Before the Offering:	15,000,000 common shares

Number of Shares Outstanding
After the Offering:	20,000,000 common shares

The offering price of the common stock bears no relationship to any objective criterion of value and has been arbitrarily determined. The price does not bear any relationship to Sector 5 assets, book value, historical earnings, or net worth.

Sector 5 will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, marketing, office supplies, product development, manufacturing product costs, contractor fees, website design fees, and other administrative related costs.

The Company has not presently secured an independent stock transfer agent. Sector 5 has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this Prospectus is for investment purposes only and currently no market for Sector 5 common stock exists. Please refer to the sections herein titled “Risk Factors” and “Dilution” before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from Sector 5’s Audited Statements of Operations for the period from inception (April 11, 2012) to April 30, 2012.  The accompanying notes are an integral part of these financial statements and should be read in conjunction with the financial statements, related notes and other financial information included in this Prospectus.

As shown in the financial statements accompanying this Prospectus, Sector 5 has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

(Balance of the Page Intentionally Left Blank)

Table: Audited Statement of Operations data

Sector 5, Inc.
(A Development Stage Company)
Statements of Operations

April 11, 2012
(inception) through
April 30, 2012

Revenues	$-

Operating Expenses
General and administrative	5,000
Total operating expenses	5,000

Net loss from operations	(5,000)

Income taxes	-

Net Loss	$(5,000)

Basic and diluted loss per share	$-

Weighted average number of shares outstanding	15,000,000

See auditor's report and notes to the audited financial statements

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY:

JEANNIE BACAL, THE SOLE OFFICER AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 15 HOURS PER WEEK TO COMPANY MATTERS.  ONCE THE PUBLIC OFFERING IS CLOSED, MS. BACAL PLANS TO SPEND THE TIME NECESSARY TO FINALIZE PRODUCT DEVELOPMENT, OVERSEE MANUFACTURING OF THE PRODUCTS, DIRECT THE SALES AND MARKETING CAMPAIGN, AND DIRECT THE PRIMARY OPERATIONS OF THE BUSINESS.  SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES.  THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE.  THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees on a full-time basis until revenue will support the expense.  Until that time, the responsibility of developing and furthering the company's business, offering and selling of the shares through this Prospectus, and fulfilling the reporting requirements of a public company all fall upon Jeannie Bacal. While Ms. Bacal has business experience including management, she does not have experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with her other business activities. In the event she is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of revenue resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, THE COMPANY HAS GENERATED NO REVENUES AND DOES NOT HAVE AN OPERATING HISTORY; AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

The Company was incorporated on April 11, 2012; we have not yet commenced our full scale business operations and we have not yet realized any revenues. We have minimal operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incurred significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

OUR PRINCIPAL SHAREHOLDERS MAY CAUSE SECTOR 5 TO ISSUE ADDITIONAL SHARES AFTER THE OFFERING IN ORDER TO FUND THE BUSINESS AND THEREBY FURTHER DILUTE THE HOLDINGS OF ANY PURCHASERS SHARES IN THIS OFFERING.

Our principal shareholders may cause Sector 5 to issue additional shares after the offering in order to fund the business and thereby further dilute the holdings of any purchasers in this offering.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS AUDITOR’S GOING CONCERN

As shown in the financial statements accompanying this Prospectus, Sector 5 has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS.  IF WE DO NOT SELL THE SHARES IN THIS OFFERING WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

Sector 5 has limited capital resources. To date, the Company has funded its operations from limited funding and has not generated sufficient cash from operations to be profitable.  Unless Sector 5 begins to generate sufficient revenues to finance operations as a going concern, Sector 5 may experience liquidity and solvency problems.  Such liquidity and solvency problems may force Sector 5 to cease operations if additional financing is not available. No known alternative resources of funds are available to Sector 5 in the event it does not have adequate proceeds from this offering. However, Sector 5 believes that the net proceeds of the Offering will be sufficient to satisfy the launch and operating requirements for the next twelve months.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not generated any revenue to date from operations. In order for us to continue with our plans and operating our business, we must raise our initial capital through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

OUR CONTINUED OPERATIONS DEPEND ON THE MARKETS ACCEPTANCE OF OUR PLANNED PRODUCTS. IF THE MARKET DOES NOT FIND OUR PRODUCTS DESIRABLE AND WE CANNOT ESTABLISH A CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY REVENUES, WHICH COULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to offer women’s apparel that the market accepts and is willing to purchase is critically important to our success. We cannot be certain that the products we develop and manufacture will be accepted by the marketplace.  As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we alter our products and marketing efforts and pursue alternative or complementing revenue generating services in the future.

THE LOSS OF THE SERVICES OF JEANNIE BACAL COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR BUSINESS MODEL, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR INABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Jeannie Bacal. If she were unable to perform her services, this loss of the services could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace her with another individual qualified to develop and market our products.  The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THE WOMEN’S APPAREL MARKETPLACE IS HIGHLY COMPETITIVE. IF WE CAN NOT DEVELOP, MANUFACTURE, AND MARKET DESIRABLE PRODUCTS THAT THE MARKETPLACE AND INDIVIDUALS ARE WILLING TO PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

Sector 5, Inc. has many potential competitors in the garment and specifically the denim marketplace.  We acknowledge that our competition is competent, experienced, and they have greater financial, development, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of Sector 5’s competitors may also offer a wider range of apparel and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities, fashions, and customer design desires.  In addition our competitors may be able to undertake more extensive promotional activities, offer terms that are more attractive to wholesales and customers and adopt more aggressive pricing policies than Sector 5 at the present.

SECTOR 5 MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

Sector 5 has limited capital resources. Unless Sector 5 begins to generate sufficient revenues to finance operations as a going concern, Sector 5 may experience liquidity and solvency problems. Such liquidity and solvency problems may force Sector 5 to cease operations if additional financing is not available. No known alternative resources of funds are available to Sector 5 in the event it does not have adequate proceeds from this offering. However, Sector 5 believes that the net proceeds of the Offering will be sufficient to satisfy the start-up and operating requirements for the next twelve months.

RISKS ASSOCIATED WITH THIS OFFERING

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING THE SHARES AND RECEIVING THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS AND YOU WOULD RECEIVE A RETURN OF YOUR ENTIRE INVESTMENT.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. She will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that she will be able to sell any of the shares. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this Prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Sector 5 or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

The principal shareholder of Sector 5 is Jeannie Bacal who also serves as its Director, President, Secretary, and Treasurer.  Ms. Bacal holds 15,000,000 restricted shares of Sector 5 common stock.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial “dilution.”  Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of Sector 5 common stock in the future could result in further dilution. Please refer to the section titled “Dilution” herein.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE JEANNIE BACAL, SECTOR 5’S OFFICER, DIRECTOR AND SHAREHOLDER CONTROLS ALL OF SECTOR 5 ISSUED AND OUTSTANDING COMMON STOCK.

Presently, Jeannie Bacal, Sector 5’s President, Secretary, and Treasurer and Director beneficially owns 100% of the outstanding common stock. Because of such ownership, investors in this offering will have limited control over matters requiring approval by Sector 5 security holders, including the election of directors. Ms. Bacal would retain 75% ownership in Sector 5 common stock assuming the offering is attained.  Such concentrated control may also make it difficult for Sector 5 stockholders to receive a premium for their shares of Sector 5 common stock in the event Sector 5 enters into transactions, which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of Sector 5. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE.  WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $8,100 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.

This Prospectus contains forward-looking statements about Sector 5 business, financial condition, and prospects that reflect Sector 5 management’s assumptions and beliefs based on information currently available. Sector 5 can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of Sector 5 assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within Sector 5’s control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products, effectiveness of our marketing, our ability to attract and to sell products which complement our products, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which Sector 5 functions.

There may be other risks and circumstances that management may be unable to predict to sustain operations. When used in this Prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

USE OF PROCEEDS

The following Use of Proceeds is based on estimates made by management.  The Company planned the Use of Proceeds after deducting estimated offering expenses estimated to be $8,100.  Management prepared the milestones based on placement of the entire offering.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.  We estimate generating revenue approximately seven to nine months following closing of the offering.

Sector 5 intends to use the proceeds from this offering as follows:

	Maximum
Application of Proceeds	$	% of total

Total Offering Proceeds	50,000	100.00

Offering Expenses
Legal & Professional Fees	3,000	6.00
Accounting Fees	3,500	7.00
Edgar Fees	800	1.60
Blue-sky fees	800	1.60
Total Offering Expenses	8,100	16.20

Net Proceeds from Offering	41,900	83.80

Use of Net Proceeds
Accounting Fees	8,300	16.60
Legal and Professional Fees	4,000	8.00
Office Supplies	1,750	3.50
Manufacturing 1	8,500	17.00
Product Development 2	5,200	10.40
Sales & Marketing 3	5,000	10.00
Wages/Contractors 4	4,150	8.30
Website Design	3,500	7.00
Working Capital	1,500	3.00
Total Use of Net Proceeds	41,900	83.80

Total Use of Proceeds	50,000	100.00

Notes:

1.	Manufacturing of our products.

2.	Product Development; design and pattern.

3.
Contractor/Fees; allocated for the purpose of paying potential part-time employees or contracted employees.  None of the proceeds allocated in this category are intended to pay the CEO, or directors of the Company.

4.	The category of General Working Capital may include, but is not limited to, postage, telephone services, overnight delivery services and other general operating expenses.

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to Sector 5’s assets, book value, historical earnings, or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net Book Value” is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of Sector 5’s issued and outstanding stock. This is due in part because of the common stock issued to the Sector 5’s officer, director, and employee totaling 15,000,000 shares at par value $0.001 per share versus the current offering price of $0.01 per share. Sector 5’s net book value on April 30, 2012 was $10,000. Assuming all 5,000,000 shares offered are sold, and in effect Sector 5 receives fixed amount of estimated proceeds of this offering from shareholders, Sector 5’s net book value will be approximately $0.0026 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0074 per share while the Sector 5 present stockholder will receive an increase of $0.0019 per share in the net tangible book value of the shares that she holds. This will result in a 74.00% dilution for purchasers of stock in this offering.

This table represents a comparison of the prices paid by purchasers of the common stock in this offering and the individual who purchased and received shares in Sector 5 previously:

Maximum
Offering

Book Value Per Share Before the Offering	$0.0007

Book Value Per Share After the Offering (1)	$0.0026

Net Increase to Original Shareholders	$0.0019

Decrease in Investment to New Shareholders	$0.0074

Dilution to New Shareholders (%)	74.00%

Note:

(1)	Calculations based on after deducting Offering Expenses estimated in aggregate, at $8,100 .

PLAN OF DISTRIBUTION

Offering will be Sold by Our Officer and Director

This is a self-underwritten offering. This Prospectus permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to her for any Shares she sells. There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer.  After the effective date of this Prospectus, Ms. Bacal, the sole officer and director, intends to advertise through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Ms. Bacal will also distribute the Prospectus to potential investors at meetings, to her business associates and to her friends and relatives who are interested in Sector 5 as a possible investment.  In offering the securities on our behalf, Ms. Bacal will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Bacal will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth the conditions under which a person associated with an Issuer, may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.	Ms. Bacal is an officer and director and is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of her participation; and

b.
Ms. Bacal is an officer and director and will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Ms. Bacal is an officer and director and is not, nor will he be at the time of her participation in the offering, an associated person of a broker-dealer; and

d.
Ms. Bacal is an officer and director and meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a) (4) (iii).

Our officer, director, control person and affiliates of same will not purchase any shares in this offering.

Terms of the Offering

Sector 5 is offering, on an all-or-none, self-underwritten basis, a fixed amount of 5,000,000 shares of its common stock at a fixed price of $0.01 per share.  The price of $0.01 per share is fixed for the duration of the offering. There is no minimum number of shares required to be purchased by any individual investor.  This is the initial offering of Common Stock of Sector 5 and no public market exists for the securities being offered.  The shares are intended to be sold directly through the efforts of Jeannie Bacal, our sole officer and director.  No commission or other compensation related to the sale of the shares will be paid to our officer and director.  Ms. Bacal, intends to place the offering through personal contacts, telephone, and hold investment meetings.  We do not intend to use any mass-advertising methods such as the Internet or print media.  Ms. Bacal will also distribute the Prospectus to potential investors at meetings, to her business associates and to her friends and relatives who are interested in Sector 5 as a possible investment.  The shares are being offered for a period not to exceed 180 days.  If the all-or-none fixed amount is not achieved within 180 days of the date of this Prospectus, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.  If the offering is extended; it will terminate no later than the last day of the second 180-day period.

For more information, see the section titled “Plan of Distribution” and “Use of Proceeds” herein.

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Sector 5” and will be deposited in a separate (limited to funds received on behalf of Sector 5) non-interest bearing law office trust bank account until the all-or-none fixed amount of proceeds are raised.  No interest will be available for payment to either the Company or the investors (since the funds are being held in a non-interest bearing account).  All subscription funds will be held in trust pending placement of the all-or-none fixed amount of 5,000,000 shares of common stock (see the section titled "Plan of Distribution" herein).  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Written notice will be mailed to each investor that the fixed amount has been received and the offering proceeds have been distributed to the Company.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Sector 5’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Sector 5 and is therefore not an independent third party.

The officer and director of the issuer and any affiliated parties thereof will not participate in this offering.

There can be no assurance that all, or any, of the shares will be sold. As of the date of this Prospectus, Sector 5 has not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if Sector 5 were to enter into such arrangements, Sector 5 will file a post-effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the Prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Sector 5 has complied. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this Prospectus, Sector 5 has identified Nevada, California and Arizona as the states where the offering will be sold.

Deposit of Offering Proceeds

The subscription proceeds from the sale of the shares in this offering will be payable to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Sector 5, Inc.” (“Trust Account”) and will be deposited in a separate (limited to funds received on behalf of Sector 5) non-interest bearing law firm trust bank account. All subscription agreements and checks should be delivered to “Law Offices of Harold P. Gewerter, Esq., Ltd., 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148.  Failure to do so will result in checks being returned to the investor, who submitted the check.  All subscription funds will be held in the Trust Account pending placement of the all-or-none fixed amount of securities.  No funds shall be released to Sector 5 until such a time as the placement of the all-or-none fixed amount of securities is achieved (see the section titled "Plan of Distribution" herein).  If the fixed amount of securities is not achieved within 180 days of the date of this Prospectus, and the company decides not to extend the offering, all subscription funds from the escrow account will be returned to investors promptly without interest (since the funds are being held in a non-interest bearing account) or deduction of fees.  All subscription agreements and checks should be delivered to Law Offices of Harold P. Gewerter, Esq., Ltd.  Failure to do so will result in checks being returned to the investor who submitted the check. Sector 5’s escrow agent, Law Offices of Harold P. Gewerter, Esq., Ltd., acts as legal counsel for Sector 5 and is therefore not an independent third party.  The offering will terminate on the earlier of: (i) the date when the sale of all 5,000,000 shares is completed, (ii) 180 days from the effective date of this document.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days.   If the offering is extended; it will terminate no later than the last day of the second 180-day period.

Procedures and Requirements for Subscription

Prior to the effectiveness of the Registration Statement, the Issuer has not provided potential purchasers of the securities being registered herein with a copy of this Prospectus.  Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99.1 and sending it together with payment in full to “Law Offices of Harold P. Gewerter, Esq., Ltd., Client Trust Account f/b/o Sector 5” 5536 S. Ft. Apache, suite 102, Las Vegas, Nevada 89148.  All payments are required in the form of United States currency either by personal check, bank draft, bank wire, or by cashier’s check. There is no minimum number of shares required to be purchased by any individual investor.  Sector 5 reserves the right to either accept or reject any subscription. Any subscription rejected will be returned to the subscriber within five business days of the rejection date. Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once Sector 5 accepts a subscription, the subscriber cannot withdraw it.

DESCRIPTION OF SECURITIES

Sector 5’s authorized capital stock consists of 5,000,000 shares of preferred stock with a par value $.001, and 70,000,000 shares of common stock with a par value $.001 per share.

PREFERRED STOCK

Sector 5 has no current plans to either issue any preferred stock or adopt any series, preferences, or other classification of the 5,000,000 shares of preferred stock authorized with a par value $.001 as stated in the Articles of Incorporation.  As stated in the Articles of Incorporation, the Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring, or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

COMMON STOCK

Sector 5’s authorized capital stock consists of 70,000,000 shares of common stock, with a par value of $0.001 per share.

The holders of our common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of Sector 5 common stock do not have cumulative voting rights. Cumulative voting rights are described as holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Sector 5 directors.

PREEMPTIVE RIGHTS

No holder of any shares of Sector 5 stock has preemptive or preferential rights to acquire or subscribe for any shares not issued of any class of stock or any unauthorized securities convertible into or carrying any right, option, or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

CASH DIVIDENDS

As of the date of this Prospectus, Sector 5 has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. Sector 5 does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, Sector 5 will furnish its shareholders with annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception (April 11, 2012) to April 30, 2012 are included in this Prospectus.  They were audited by Peter Messineo Certified Public Accountant, PCAOB- and CPAB-Registered Auditor, 1982 Otter Way, Palm Harbor, Florida 34685.  We included the financial statements and report in their capacity as authority and experts in accounting and auditing.

The Law Office of Harold P. Gewerter Esq., Ltd. 5536 S. Ft. Apache, Suite 102, Las Vegas, Nevada 89148, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.  The Law Office of Harold P. Gewerter, Esq., Ltd. is the named escrow agent for establishing a non-interest bearing bank account at the branch of Bank of the West and bearing the title set forth on the Information.  The Escrow Agent fee is $2,500.00 and is payable upon establishing the escrow account.

DESCRIPTION OF OUR BUSINESS

General Information

Sector 5 was incorporated in the State of Nevada on April 11, 2012 under the same name. Since inception, Sector 5 has not generated revenues and has accumulated losses in the amount of $5,000 as of audit date as of audit date April 30, 2012.  Sector 5 has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Sector 5 has yet to commence full scale planned operations.  As of the date of this Registration Statement, Sector 5 has commenced only minimal operations and has not generated revenues. The Company will not be profitable until it derives sufficient revenues and cash flows from the sales of its products.  Sector 5 believes that, if it obtains the proceeds from this offering, it will be able to implement the full business plan and conduct business pursuant to the business plan for the next twelve months.

Sector 5’s administrative office is located at 2186 Darby Street, Escondido, California 92025.

Sector 5’s fiscal year end is December 31.

Business Overview

Sector 5 is a development stage women’s fashion design manufacturer located in Escondido, California.  Sector 5 plans to market its own brand under the brand name “Urban Street Apparel”.  Because of the brand name Urban Street Apparel we plan to take advantage of the “USA” acronym in its marketing campaign.  Sector 5’s intentions are to stay on the cutting edge of the swiftly changing young woman’s apparel market.   As the marketplace for high end fashion denim has increased dramatically over the last 7-10 years, Sector 5 plans to position itself deep in the fashion culture by introducing new styles and designs on an ongoing basis.  As Urban Street Apparel will be a new brand coming into the marketplace, we also plan on reselling current existing popular brands as a draw to attract potential new customers while showcasing our own brand.  That combined, with our innovative “fifth pocket” design and marketing, Urban Street Apparel plans to carve a distinctive niche in this lucrative, high margin, garment sector.

Current management is comprised of Jeannie C. Bacal, CEO and President.  Due to the current status of funding, Ms. Bacal distributes part of her time toward the everyday operations and forward movement of the corporation.  Ms. Bacal’s responsibilities include acting as the company’s creative designer as well as determining the overall design direction of the company and its marketing strategy.  Ms. Bacal has cultivated relationships with design consultants and manufacturing representatives.  Ms. Bacal and her relationships with targeted consultants encompass all the expertise required for operations during the development stage of the Company.

The Company plans to protect all of its unique designs pursuant to the design patent process and trademark services offered by the United States Patent and Trademark Office.  At that time, Sector 5 designs will initially be protected under the Patent Pending provision, while completing the full patenting process.  The patent is ultimately issued retroactive to the original patent pending filing date.

Sector 5 Corporation is currently seeking to raise a fixed amount of $50,000 to initiate full planned business operations.  Please refer to the Section titled Initial “Use of Proceeds” for a complete breakdown of the first 12 months.

Current Management Responsibilities

Technical Management	Management/Professional
-Current and Future Design	Ms. Bacal
-Manufacturing Coordination	Ms. Bacal/Consultant
-Investment Capital Coordinator	Ms. Bacal

Marketing Management
-Advertising	Ms. Bacal
-Outside Sales	Outside Commission Sales Force
-Promotions	Ms. Bacal

Financial Management
-Auditing	Peter Messineo
-Capital Disbursement Management	Ms. Bacal
-Financial Statement Preparation and Analysis	Judith Norstrud
-Tax Preparation	RCF Consulting

Product  Development

Standard denim jeans are generally constructed utilizing the “5 pocket” design.  The design consists of two front pockets, two rear pockets, and the small “coin” pocket just above the right front pocket and just below the belt line.  This much forgotten pocket will be one of the focal points of Sector 5’s product and marketing strategies.  The design of that pocket will be one of the proprietary differences in the Urban Street Apparel brand.

Marketing

Sector 5 plans to establish its’ own brand name while using existing reseller programs for current popular brands to draw potential customers to its’ online presence.  We believe this is the most cost effective method to drive traffic to a young website.  While Sector 5 will be marketing competitors’ products initially, the Urban Street Apparel brand will be featured when the potential customer arrives at the site.

Immediate goals include the negotiation of reseller agreements, establishment of “fifth pocket” marketing/branding relationships and working on innovative garment design and proprietary detailing.  We plan to continue our due diligence and solidify both short and long term marketing goals.  Once our placement is closed we plan to initiate full scale operations.  Within the next 12 months Sector 5 plans to have all current design board projects patterned, prototyped, and manufacturing requirements completed for wholesale and direct markets. (See “Use of Proceeds”)

This section details our sales and marketing strategies for the next twelve months following placement of our offering.

Marketing – Year One
Sector 5 will utilize four (4) major marketing strategies to gain strategic access to the lucrative denim market.  We coined the first strategy as “Fifth Pocket Marketing” as it will be unique to the industry.  We will then utilize more traditional marketing strategies including Online Marketing utilizing the Internet, a Commissioned sales force, and finally print media.  The print media will be the most expensive as we plan to use a four color process and direct mailing.  These strategies will be utilized in the order presented as it represents budget requirements that move from most cost effective to most expensive but very effective.  Each successful level of marketing will help fund subsequent processes.

Fifth Pocket Marketing
Sector 5’s “Fifth pocket” marketing process is one of a kind in the denim garment industry.  Currently, most denim jeans are manufactured using the industry “five pocket” standard.  This design utilizes two front pockets, two rear pockets, and a “fifth” small “coin” pocket above the right front pocket.  This fifth pocket is placed for design only and has never really had a specific use especially in today’s marketplace.  Sector 5 will make specific use of this pocket to aid in marketing its products, specifically by offering potential customers additional perks and discounts that will be sewn into this pocket.  Sector 5 is currently exploring relationships with several “daily deal coupon” companies to offer special demographic specific offers that would add value to a Sector 5, Urban Street Apparel purchase.

Online Marketing
Through its online marketing program Sector 5 will be offering other brands of denim jeans to drive traffic to its’ website which will have all the latest functional technologies when completed.  When a potential customer is driven to the site via the latest Search Engine Optimization (SEO) techniques, their attention will be diverted to the Urban Street Apparel (USA) brand by showcasing the USA brand and offering incentives especially through their “Fifth Pocket” marketing program.

Phase II Marketing – Year Two
Phase II of our marketing efforts focus on marketing our own brand products in year two following our placement.

Sector 5 plans to use a multi-faceted marketing plan that includes a high-end exclusive Urban Street Apparel brand website, elite catalogs, and a target specific marketing campaign directed to design consultants that cater to higher-end income clients.

Phase II of the marketing effort will commence in the second year of operations and once we have gained recognition.  Our plans include exploiting appropriate distribution channels using independent representatives who are experienced in accessory sales to high-end boutiques and upscale department stores.  We plan for these independent representatives to work as middlemen between Sector 5 and the retailer.  Their approach will be aggressive in that they will go directly to the retailers, work applicable trade shows, send samples, and work directly with other accessory representatives to penetrate their desired retail accounts.  Independent Representatives are paid a commission that is typically 15% plus expenses.  We plan to set the sales representatives with a monthly budget for samples and supplies which will be provided by the Company.

Growth Strategy of the Company

Our mission is to create and expand our own brand while cultivating and reselling new and alternative revenue generating products.  Selling existing products and brands through our marketing efforts is one of our strategies to direct customers to our “USA” brand.  While a strategic and wisely executed marketing campaign is vital to expanding our client base, developing superior quality products on an ongoing basis that appeal to our targeted market will ensure a solid operation built for long-term success.

Our mission is to offer stylish products that appeal to a large sector of the market while making them price point appealing.  We plan to create a brand that has a ‘your-special” style or a “one-of-a-kind” feel with a personal attention to quality.  Our strategy is made in the USA and we don’t plan on making excessive quantities, but rather quantities that have a local influence.  We are confident we will be able to accomplish this branding goal for two reasons.  First, is that the recent downturn in the economy the last few years has made available to us manufacturers that are available to produce our jean products in smaller quantities, but still at a competitive price point.  These manufacturers may not have been in the garment business, but they have production capacity available and a talented workforce to make the transition.  The second factor influencing our branding goals is the fact that these manufacturing facilities are not located overseas but rather they are geographically desirable.  We are able to drive to the manufacturer and work with them on a personal level and in a timely fashion.  The advantages are immeasurable; including the ability to take advantage of fashion trends as they become available and producing limited quantities that are available on a timely basis.

Competitor Analysis

Sector 5, Inc. has many potential competitors in the garment and specifically the denim marketplace.  We acknowledge that our competition is competent, experienced, and they have greater financial, development, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, sales, and marketing of their products than are available to us.

Some of Sector 5’s competitors may also offer a wider range of apparel and have greater name recognition.  They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities, fashions, and customer design desires.  In addition our competitors may be able to undertake more extensive promotional activities, offer terms that are more attractive to wholesales and customers and adopt more aggressive pricing policies than Sector 5 at the present.

12 Month Growth Strategy and Milestones

The following growth strategy and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $8,100.  The costs associated with operating as a public company are included in our budget and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Proceeds raised of $50,000 are budgeted to sustain operations for a twelve-month period.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate generating revenue approximately six to nine months following closing of the offering.

Note: The Company planned the milestones based on quarters.

Quarter

0-3 Months                 (estimated expenditures $7,475)

•	Finalize consultants to use in design development
•	Evaluate denim availability and practical quality
•	Evaluate manufacturing facilities
•	Further develop and define Urban Street Apparel line of products
•	Evaluate and hire web designer
•	Evaluate target specific print media direct marketing campaign for the Urban Street Apparel line
•	Interview photographers
•	Create patterns and prototypes
•	Evaluate complementing apparel to market on our web site along with our brand
•	Initiate “Fifth Pocket” coupon and promotional offers

4-6 Months                 (estimated expenditures $16,575)

•	Finalize patters and prototypes for Urban Street Apparel line
•	File any necessary patent and/or trademark applications
•	Finalize denim selection
•	Finalize selection of manufacturing facility
•	Finalize web site and e-commerce tie-in
•	Begin marketing plan for website and tie into design
•	Finalize photographers for style and branding preference
•	Finalize “Fifth Pocket” coupon and promotional offer relationships

7-9 Months                 (estimated expenditures $8,875)

•	Finalize integration of photos and marketing campaign in website for the launch of the Urban Street Apparel line
•	Launch our website
•	Finalize targeted direct print marketing campaign
•	Initiate drafting of a two-year overall business plan and Phase II Marketing Plan

10-12 Months             (estimated expenditures $8,975)

•	Analyze effectiveness of website marketing
•	Initiate direct print marketing campaign
•	Initiate using independent representatives for direct marketing
•	Finalize detailed two-year marketing and business plan
•	Evaluate overall business of the Company
•	Finalize Phase II Marketing Plan

The foregoing represents our best estimate of the allocation of the proceeds of this offering based on planned use of funds for the our operations and current objectives.

Patents and Trademarks

At the present we do not have any patents or trademarks.

Need for any Government Approval of Products or Services

We do not require any government approval for our products.

In the event any of our operations or products requires government approval, we will comply with any and all local, state and federal requirements.

Government and Industry Regulation

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

Research and Development Activities

Other than time spent researching our business and proposed markets and segmentation, the Company has not spent any funds on research and development activities to date.  In the event opportunities arise from our operations, the Company may elect to initiate research and development activities, but the Company has no plans for any activities to date.

Environmental Laws

Our operations are not subject to any Environmental Laws.

Employees and Employment Agreements

We currently have one employee, our executive officer, Jeannie Bacal who currently devotes approximately 15 hours a week to our business and is responsible for the primary operation of our business.  Once the public offering is closed, Ms. Bacal plans to spend the time necessary to direct product development, oversee manufacturing, run the marketing campaign and direct the primary operations of the business.  There are no formal employment agreements between the company and our current employee.

DESCRIPTION OF PROPERTY

Sector 5 uses an administrative office located at 2186 Darby Street, Escondido, California 92025.  Ms. Bacal, the sole officer and director of the Company, provides the office space free of charge and no lease exists.  We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this Prospectus constitute penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

-	Contains a description of the nature and level of risk in the market for penny stock inboth Public offerings and secondary trading;

-
Contains a description of the broker’s or dealer’s duties to the customer and of the rightsand remedies available to the customer with respect to a violation of such duties or otherrequirements of the Securities Act of 1934, as amended;

-	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”price for the penny stock and the significance of the spread between the bid and ask price;

-	Contains a toll-free number for inquiries on disciplinary actions;

-	Defines significant terms in the disclosure document or in the conduct of trading pennystocks; and

-	Contains such other information and is in such form (including language, type, size andformat) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-	The bid and offer quotations for the penny stock;

-	The compensation of the broker-dealer and its salesperson in the transaction;

-	The number of shares to which such bid and ask prices apply, or other comparableinformation relating to the depth and liquidity of the market for such stock; and

-	Monthly account statements showing the market value of each penny stock held in thecustomer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that she is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We currently do not have a stock transfer agent.  Sector 5 has identified several agents to retain that will facilitate the processing of the certificates upon closing of the offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,000 and the Company has $10,000 cash and cash equivalents for the period from Inception (April 11, 2012) to April 30, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The following table provides selected financial data about our company for the period from the date of Inception (April 11, 2012) through April 30, 2012.  For detailed financial information, see the financial statements included in this Prospectus.

Audited Balance Sheet Data:

Cash	$10,000
Total assets	$10,000
Total liabilities	$0
Shareholders’ equity	$10,000

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.  If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our sole officer and director, has verbally agreed to advance the Company funds to complete the registration costs and other costs that occur until the potentially six months that the offering will continue.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Ms. Bacal, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $11,000 and these advances will not be repaid from the raised funds.  While management estimates $11,000 for such costs; there is no maximum amount of funds that Ms. Bacal has agreed to provide.  Ms. Bacal, because she is the sole officer and director, and although she has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within her sole discretion to provide such funds.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

The Company shall continue to be deemed an emerging growth company until the earliest of--

‘(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

‘(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

‘(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

‘(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley.   Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Plan of Operation

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying audited financial statements, the Company has a positive current ratio and Company has incurred an accumulated deficit of $5,000 and the Company has $10,000 cash and cash equivalents for the period from Inception (April 11, 2012) to April 30, 2012.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The pace of the growth of the Company is dependent upon its ability to obtain financing through this public offering and upon future profitable operations from the development of its planned business.  These conditions raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might arise from this uncertainty.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Proposed Milestones to Implement Business Operations

The following and milestones are based on the estimates made by management.  The Company planned the goals and milestones after deducting estimated offering expenses estimated to be $8,100.  The costs associated with operating as a public company are included in all our budgeted scenarios and management is responsible for the preparation of the required documents to keep the costs to a minimum.

The working capital requirements and the projected milestones are approximations and subject to adjustments.  Offering proceeds raised of $50,000 is budgeted to sustain operations for a twelve-month period.  If we begin to generate profits, we will increase our marketing and sales activity accordingly.  We estimate generating revenue approximately six to nine months following closing of the offering.

We plan to complete our milestones as follows:

0- 3 MONTHS
Estimated expenditures this quarter - $7,475

Management plans to finalize the use of specialty consultants to use in the on-going design development of the Urban Street Apparel line.  We have budgeted $1,500 in the Wages/Contractors line item in the “Use of Proceeds” section for this expense.  The company has budgeted $2,000 in the Product Development line item for creating patterns and prototypes which is an expense we expect to incur towards the end of the quarter.  Securing a web domain, evaluating and place an initial deposit with a web designer is a key factor to our start-up efforts.  We have budgeted $1,500 in the Website Design line item for the deposit towards this service.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost we will incur regardless of the level of raise we achieve.  Office Supplies for the quarter are $500.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses. Our overall goal for this timeframe is to bring our patterns and prototypes from the concept stage to pre-production.

4-6 MONTHS
Estimated expenditures this quarter - $16,575

Sector 5 plans to finalize its design patterns and manufacture during this timeframe. We have budgeted $1,500 in the Wages/Contractors line item for design contractors final recommendations.  Initial prototypes plan to be produced early during this timeframe at a cost of $2,000 which is budged for in the Product Development line item.  The Company plans to hire a photographer to shoot our layout and tie-in our brand with the overall marketing strategy and campaign.  We have budgeted $2,000 from the Sales and Marketing line item for this expense.  We have budgeted $1,000 for the continued design of our website and its tie-in with our marketing campaign.  This money is allocated for in the Website design line item in the “Use of Proceeds” section.  Late in this quarter; cut and sew final procedures are budgeted at $1,200 and is allocated for in the Product Development line item.  Late in this quarter we also plan to manufacture our initial run of our denim apparel.  We have budgeted $4,500 for the purchase of the denim and related accessories and for the manufacturing costs.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost.  In addition, we have budgeted $2,000 for Legal and Professional for reviewing any and all contractual obligations of the Company regarding the manufacturing facility agreement, denim purchase agreement, and or any consultancy issues that may arise.  Office Supplies for the quarter are $400.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  The goal for this timeframe is to finalize and manufacture our own brand of apparel.

7-9 MONTHS
Estimated expenditures this quarter - $8,875

Our goal is to take delivery of our final branded apparel.  We plan to launch our website and introduce our brand to the marketplace during this timeframe.  Final manufacturing costs we have budgeted at $4,000 and we have the expense allocated for in the Manufacturing line item.  We have budgeted $1,000 for the completion of our website.  The work on the site finalized includes integrating photos from the photo shoot and a complete tie-in with the marketing campaign.  These funds have been allocated for the Website Design line item in the “Use of Proceeds” section.  We have allocated $1,500 in the in the Sales and Marketing line item for media support and related activities related to our launch.  The cost for the Company to keep in compliance is budgeted in the Accounting line item for $1,600 and is a fixed cost we will incur regardless of our business activity.  Office Supplies for the quarter are $400.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  Our overall goal for this timeframe is to launch our product on our website and initiate our marketing campaign.

10-12 MONTHS
Estimated expenditures this quarter - $8,975

By the fourth quarter of operations, we hope to have a base of customers to sustain operations.  We have allocated $1,500 in the in the Sales and Marketing line item for continued media support and related activities to support our efforts.  In anticipation of receiving feedback to date on our company; we have budgeted $1,150 for contractors for support/help to alter or modify existing or planned additional apparel.  Any funds not utilized by this time will be reallocated to the working capital line item.  The cost for the Company to keep in compliance and complete our annual audit is budgeted in the Accounting line item for $3,500 and is a fixed cost we will incur.  In addition, we have budgeted $2,000 for Legal and Professional fees for opinions or to review any contractual obligations that may result as we further our business.  Office Supplies for the quarter are $450.  In the General Working Capital line item we have budgeted $375 for other expenses including, but not limited to, postage, telephone services, overnight delivery services and other general operating expenses.  During this timeframe, we hope to have revenue from our sales and plan to analyze our past nine months of operations including our web marketing and sales effectiveness.  In addition, we plan to evaluate the use of independent representatives who are experienced in accessory sales to high-end boutiques and department stores.  We hope that by this stage of our business our brand will have a level of recognition in the marketplace where the use of independent sales representatives could enable the Company to enter the retail marketplace.  Overall reviewing our operations to date will allow the Company to identify and make any necessary adjustments and changes to further the growth of the Company.  In addition, this review will provide valuable information for finalizing a two-year overall business plan and finalize our planned Phase II Marketing Plan.

Note: The Company planned milestones are based on quarters following the closing of the offering.  We currently consider the foregoing project our priority and intend to use the proceeds from this offering for such projects.  Any line item amounts not expended completely, as detailed in the Use of Proceeds, shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

CRITICAL ACCOUNTING POLICIES

A.	BASIS OF ACCOUNTING

The financial statements are prepared using the accrual method of accounting.  The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.  The Company has elected a December 31, year-end date.

B.	BASIC EARNINGS PER SHARE

The Company has adopted ASC Topic 260 “Earnings per Share” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.  There are no dilutive shares outstanding.

No significant realized exchange gains or losses were recorded from audit period Inception (April 11, 2012) to April 30, 2012 and the Company had $10,000 in cash and equivalents at audited period ending Inception (April 11, 2012) to April 30, 2012.

C.	CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $10,000 in cash and cash equivalent at audit period ending April 30, 2012.

D.	USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

E.	INCOME TAXES

Deferred  income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with ASC Topic 740, “Accounting for Income Taxes,” which requires the use of the asset/liability method of accounting for income taxes.  Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization is more likely than not.

NEW ACCOUNTING PRONOUNCEMENTS

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FISCAL DISCLOSURE

None.

FINANCIAL DISCLOSURE

Our fiscal year end is December 31.  We intend to provide financial statements audited by an Independent Registered Accounting Firm to our shareholders in our annual reports.  The audited financial statements for the period from the Date of Inception, April 11, 2012, through April 30, 2012 are located in the section titled “Financial Statements”.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officer and director is set forth below:

Name	Age	First Year as Director	Position

Jeannie Bacal *	59	April 2012	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer, Sole Director

* For period from inception (April 11, 2012) through current Mr. Jeannie Bacal is the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Principle Accounting Officer and sole Director of the Company.

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies.  No date for the next annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors.  The term of office of each officer of the Company ends at the next annual meeting of the Company's Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

BACKGROUND INFORMATION ABOUT OUR OFFICER AND DIRECTOR

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Jeannie Bacal – President, Secretary, Treasurer and Director -  Consultant, Desert Capital, LLC, from 2006 – Current.  Desert Capital is a company which provides general consulting services for small and medium size businesses.  Ms. Bacal reviews the plans of the business and provides analysis.  Analysis includes evaluation of use of proceeds and short and long-term pro-forma financials.  From 1990-2006; Ms. Bacal was a Consultant in the garment industry and provided services including product development, product line expansion, branding advise, and strategic market planning.  Her area of expertise is in denim wear and the denim industry.

During Ms. Bacal’s employment with Desert Capital her passion for the garment industry was rekindled when she developed the concept for Sector 5.  In November of 2008 Ms. Bacal re-established her consulting endeavors on a part-time basis in the garment industry as part of this effort.  Having spent 16 years within the garment industry her network/contact portfolio was re-established and she has continued to develop her awareness of the industry and by attending various industry related conferences, visiting Mills and consistently networking within the denim garment arena.

In her current capacity with Desert Capital she reviews the plans of businesses and provides analysis regarding use of proceeds and short and long-term pro-forma financials, she consults regarding product development, expansion, branding and marketing strategies all of which will be valuable knowledge in her role within Sector 5.   Her continued association with pervious garment clients as well as new ones has allowed Ms. Bacal to continually stay abreast of the latest trends and innovations within the garment/fashion industry and also to expand her knowledge within the garment arena.

Ms. Bacal’s hands on approach and unique diversified experience within the denim garment industry and overall depth of her business experience, provides an excellent broad-base knowledge and ability to implement the complex requirements to be cost effective and successful in the denim garment industry.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are compiled within a timely fashion.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our President, Secretary, Treasurer, and Director who occupied such position as of the date of this Prospectus, for all services rendered in all capacities to us for the period from Inception (April 11, 2012) through April 30, 2012.  The Company does not have employment agreements with any of the persons named below (and has not presently entered into such agreements with any such persons), and does not pay them a salary or other compensation at the present time We also do not currently have any benefits, such as health or life insurance, available to our employees.

Name and Position	Year*	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Jeannie Bacal President, CEO, CFO , Secretary, Treasurer, Director	*	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

*     For period from Inception (April 11, 2012) through current.

OPTION GRANTS

There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN (“LTIP”) AWARDS

There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Our directors did not receive any compensation for their services as directors from our inception to the date of this Prospectus. We have no formal plan for compensating our directors for their services in the future in their capacity as directors; however we will reimburse any director for out-of-pocket expenses incurred with board meetings.

EMPLOYMENT CONTRACTS AND OFFICERS’ COMPENSATION

Since the Date of Incorporation on April 11, 2012, Sector 5 has not compensated Ms. Bacal, the President, Secretary and Treasurer.  The Board of Directors will determine future compensation and, as appropriate, employment agreements executed.   We do not have any employment agreements in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

		Amount of	Percent of Class
Title of Class Owner of Shares	Name, Title and Address of Beneficial (1)	Beneficial Ownership (2)	Before Offering	After Offering (3)

Common	Jeannie Bacal, President, CEO, and Director	15,000,000	100%	75%

All Officers and Directors as a Group		15,000,000	100%	75%

1.  The address of each executive officer and director is c/o Sector 5, 2186 Darby Street, Escondido, California 92025.

2.  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

3.  Assumes the sale of the fixed amount of this offering (5,000,000 shares of common stock) by Sector 5. The aggregate amount of shares to be issued and outstanding after the offering is 20,000,000.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 15,000,000 shares have been issued to the existing stockholder, all of which are held by our sole officer and director and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition.  Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholder does not have any plans to sell her shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jeannie Bacal is our sole officer and director.  We are currently operating out of the premises of Ms. Bacal and she provides the Company office space on a rent-free basis for administrative purposes.  There is no written agreement or other material terms or arrangements relating to said arrangement.

Ms. Jeannie Bacal is a promoter of the Company and shall receive no compensation for the placement of the offering.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors.  We have not yet formulated a policy for handling conflicts of interest, however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

On April 27, 2012 the Company issued 10,000,000 shares of common stock at $0.001 par value to Jeannie Bacal, the Company’s founder, for an equity investment received in the amount of $10,000.

On April 27, 2012 the Company issued 5,000,000 shares of common stock at $.001 par value to Jeannie Bacal, the Company’s founder, for services including formation of the Company and for work performed over the last five months developing and furthering the business of the Company.  These services were valued in the amount of $5,000.

In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  These amounts would represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances may be considered temporary in nature and may not be formalized by a promissory note.  The Company does not have any advances by related parties that are currently outstanding.

The Company plans to commence operations and execute its business plan as discussed in the “Use of Proceeds” section upon receipt of the first proceeds received from the raise.  Release of the funds to the Company is based upon our escrow agent, Law Offices of Harold P. Gewerter, Esq. Ltd., reviewing the records of the depository institution holding the escrow to verify that that the checks have cleared prior to releasing the funds to the Company.  Until the Company receives funds from the raise, Ms. Bacal, our sole office and director, has agreed to advance the Company funds to meet its obligations.  We anticipate the costs of these obligations could total approximately $11,000 and these advances will not be repaid from the raised funds.  While management estimates $11,000 for such costs; there is no maximum amount of funds that Ms. Bacal has agreed to provide.  Ms. Bacal, because she is the sole office and direct, and although she has orally agreed to fund such amounts, as the sole officer and director such agreement is not binding and therefore it is within her sole discretion to provide such funds.

The majority shareholder has pledged her support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive Officer and Chief Financial Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his/her position, if he/she acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this Prospectus is a part, with the U.S. Securities and Exchange Commission.  Upon completion of the registration, we will be subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports, such as Forms 10-K, 10-Q, and 8-K, proxy statements, under Section 14 of the Exchange Act and other information with the Commission.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549.  Copies of all materials may be obtained from the Public Reference Section of the Commission’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

SECTOR 5, INC.
Financial Statements
For the Period Ended April 30, 2012

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders:
Sector 5, Inc.
Escondido, California

I have audited the balance sheet of Sector 5, Inc. as of April 30, 2012 and the related statement of operation, changes in stockholders’ equity, and cash flows for the period April 11, 2012 (date of inception) through April 30, 2012. These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement.  The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, I express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provide a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Sector 5, Inc. as of April 30, 2012 and the results of its operations and its cash flows for the period April 11, 2012 (date of inception) through April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a loss, has not generated revenue, has not emerged from the development stage, and may be unable to raise further funds through equity or other traditional financing. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Peter Messineo, CPA
Peter Messineo, CPA
Palm Harbor, Florida
May 24, 2012

Audited Financial Statements as of April 30, 2012

Sector 5, Inc.
(A Development Stage Company)
Balance Sheet

April 30,
2012
ASSETS
Current Assets
Cash and cash equivalents	$10,000
Total Current Assets	10,000

TOTAL ASSETS	$10,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities	$-
Total Current Liabilities	-
TOTAL LIABILITIES	-

Stockholders' Equity
Common stock: 75,000,000 authorized; $0.001 par value
15,000,000 shares issued and outstanding	15,000
Accumulated deficit during development stage	(5,000)
Total Stockholders' Equity	10,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,000

See auditor's report and notes to the audited financial statements

Sector 5, Inc.
(A Development Stage Company)
Statements of Operations

April 11, 2012
(inception) through
April 30, 2012

Revenues	$-

Operating Expenses
General and administrative	5,000
Total operating expenses	5,000

Net loss from operations	(5,000)

Income taxes	-

Net Loss	$(5,000)

Basic and diluted loss per share	$-

Weighted average number of shares outstanding	15,000,000

See auditor's report and notes to the audited financial statements

Sector 5, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity

			Additional
	Common Stock		Paid in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance as of April 11, 2012 (Inception)	-	$-	$-	$-	$-

Common shares issued:
Cash, from founder, April 27, 2012 at par value of $.001	10,000,000	10,000			10,000
Services, to founders , April 27, 2012 at par value of $.001	5,000,000	5,000			5,000

Net income				-	-

Balance, April 30, 2012	15,000,000	$15,000	$-	$-	$15,000

See auditor's report and notes to the audited financial statements

Sector 5, Inc.
(A Development Stage Company)
Statement of Cash Flows

April 11, 2012
(inception) through
April 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(5,000)
Adjustment to reconcile Net Income to net
cash provided by operations:
Stock based compensation	5,000
Changes in assets and liabilities:	-
Net Cash Used in Operating Activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	10,000
Net Cash Provided by Financing Activates	10,000

Net increase (decrease) in cash and cash equivalents	10,000
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$10,000
Supplemental cash flow information
Cash paid for interest	$-
Cash paid for taxes	$-

See auditor's report and notes to the audited financial statements

SECTOR 5, INC.
(A Development Stage Entity)
Notes to the Financial Statements
As of April 30, 2012 (audited)
and for the period April 11, 2012 (date of inception)
through April 30, 2012 (audited)

1.  Nature of Operations and Significant Accounting Policies

Nature of Operations
SECTOR 5, INC. (“Sector 5” or the “Company”) was incorporated in the State of Nevada on April 11, 2012. Sector 5 plans to market its own brand under the brand name “Urban Street Apparel”.  Because of the brand name Urban Street Apparel we plan to take advantage of the “USA” acronym in its marketing campaign.  Sector 5’s intentions are to stay on the cutting edge of the swiftly changing young woman’s apparel market.  Sector 5 plans to position itself deep in the fashion culture by introducing new styles and designs on an ongoing basis.  As Urban Street Apparel will be a new brand coming into the marketplace, we also plan on reselling current existing popular brands as a draw to attract potential new customers while showcasing our own brand.  That combined, with our innovative “fifth pocket” design and marketing, Urban Street Apparel plans to carve a distinctive niche in this lucrative, high margin, garment sector.

Development Stage Entity
The Company is a development stage company, with no revenues, in accordance with FASB ASC 915 Financial Reporting for Development Stage Entities.  The Company plans to market its own brand of women’s apparel as well as other established women’s apparel.  The Company plans to market other more established brands on its internet site as a way to bring in potential customers and showcase the Sector 5 brand.  Sector 5 plans to develop, manufacture, and market its own brand of denim jeans.  The Company plans to market its products through its internet site, direct mailings, and eventually it has plans to establish a direct commissioned sales force.

Activities during the development stage primarily include related party equity-based and or equity financing transactions.  Our efforts to date have been concentrated on financing, administrative efforts towards public compliance and our product’s development.

Management’s plan in regard to the development of operations, upon adequate funding, is to develop our base software.  Work is planned for mapping-out the site structure and workforce questionnaires.  Our overall goal is to complete the software questionnaire base content and link the software to web and mobile devices for marketplace launch.

Basis of Presentation
The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates
The Financial Statements have been prepared in conformity with U.S. GAAP, which requires using management’s best estimates and judgments where appropriate.  These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period.  Actual results could differ materially from these good faith estimates and judgments.

Financial Instruments
The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•
Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2012. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of April 30, 2012 and the fair values of the Company’s financial instruments approximate their historical carrying amount.

Cash and Cash Equivalents
Cash and cash equivalents includes all cash deposits and highly liquid financial instruments with a maturity of three months or less.

Accounts Receivable, Credit
The Company currently has not generated any revenue from operations.  The Company will be charging for referral fees at the time a referral is placed.  Fee for referral will be based on a negotiation between third parties.  There is no subscription base for belonging to the group.  Billings will occur at the point of referral transmission and collection on customer accounts through credit cards or direct payments.  The Company does not issue credit on services provided, therefore there will be no accounts receivable.  No allowance for doubtful accounts is considered necessary to be established for amounts that may not be recoverable, since there has been no credit issued.

Software Development Costs and Capital Technology
The Company accounts for software development costs in accordance with several accounting pronouncements, including FASB ASC 730, Research and Development, FASB ASC 350-40, Internal-Use Software, FASB 985-20, Costs of Computer Software to be Sold, Leased, or Marketed and FASB ASC 350-50, Website Development Costs.  The Company has capitalized the cost of the proprietary website technology, purchased from unrelated third party developers.  Additional costs to customize, modify and betterment to the existing product was charged to expense as it was incurred

Capitalized software costs are stated at cost.  The estimated useful life of costs capitalized is currently being amortized over five years. Amortization is computed on a straight line basis.   The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of the proprietary software existed at April 30, 2012.

Long-lived assets and intangible property:
Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  The Company did not recognize any impairment losses for any periods presented.

Share-based payments
Share-based payments to employees, including grants of employee stock options are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented. The company may issue shares as compensation in the future periods for employee services.

The Company may issue restricted stock to consultants for various services.  Cost for these transactions will be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The company has not issue shares during the periods presented, however it anticipates that shares may be issued in the future.

Revenue recognition
The Company recognizes revenue on arrangements in accordance with FASB ASC No. 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured.

The Company has not issued guarantees or other warrantees on the success or results of references paid.  The Company has no history and has not experienced any refund requests or committed to any adjustments for failed references.  The Company does not believe that there is any required liability.

Advertising
The costs of advertising are expensed as incurred.  Advertising expense was $0 for the period from inception (April 11, 2012) through April 30, 2012.

Research and Development
The Company expenses research and development costs when incurred.  Research and development costs include engineering and testing of product and outputs.  Indirect costs related to research and developments are allocated based on percentage usage to the research and development.  To current date, there have been no research and development expenses.

Income taxes
The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Earnings (loss) per share
Basic earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares outstanding during the year. Diluted earnings (loss) per share calculations are determined by dividing net income (loss) by the weighted average number of shares. The Company does not have any potentially dilutive instruments and, thus, anti-dilution issues are not applicable.

Recent Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.  Management has reviewed the aforementioned rules and releases and believes any effect will not have a material impact on the Company’s present or future financial statements.

2.  Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet emerged from its development stage, has not established an ongoing source of revenues sufficient to cover its operating cost, and requires additional capital to commence its operating plan.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease operations.  These factors raise substantial doubt about its ability to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  Management’s plan to obtain such resources for the Company include: sales of equity instruments; traditional financing, such as loans; and obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses.  However, management cannot provide any assurance that the Company will be successful in accomplishing any of its plans.

There is no assurance that the Company will be able to obtain sufficient additional funds when needed or that such funds, if available, will be obtainable on terms satisfactory to the Company.  In addition, profitability will ultimately depend upon the level of revenues received from business operations.  However, there is no assurance that the Company will attain profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3.  Intangible Assets

There are no intangible assets of record as of April 30, 2012.

4.  Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting basis and the tax basis of the assets and liabilities and are measured using enacted tax rates and laws that will be in effect, when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

The Company has not recognized operating losses generated from operations to date, based on uncertainties concerning its ability to generate taxable income in future periods.  The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not.  In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.  As of April 30, 2012, deferred taxes amounted to approximately $0, off-set by a 100% valuation allowance.

The Company provides for income taxes, for the periods ended April 30, is as follows:

	2012
Current provision
Income tax provision (benefit) at statutory rate		$(0)
State income tax expense (benefit), net of federal benefit		(0)
Subtotal		(0)
Valuation allowance		0
	$	---

Under the Internal Revenue Code of 1986, as amended, these losses can be carried forward twenty years.   As of April 30, 2012 the Company has net operating loss carry forwards of approximately $0, which begin to expire in 2032.

5.  Related Party Transactions

Loans from Shareholder
In support of the Company’s efforts and cash requirements, it is relying on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing.  Amounts represent advances or amounts paid in satisfaction of certain liabilities as they come due. The advances are considered temporary in nature and have not been formalized by a promissory note.  Notes are considered payable on demand and is non-interest bearing. The majority shareholder has pledged her support to fund continuing operations; however there is no written commitment to this effect.  The Company is dependent upon the continued support of this member.

The Company utilizes space provided by the majority shareholder without charge.  Rent was $0 for all periods presented.

The Company does not have an employment contract with its key employee, the sole shareholder who is the Chief Executive and Chief Technical Officer.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

6.  Equity

The total number of shares of capital stock which the Company shall have authority to issue is seventy five million (75,000,000) common shares with a par value of $.001, of which 15,000,000 have been issued to the founder.  The Company intends to issue additional shares in an effort to raise capital to fund its operations.  Common shareholders will have one vote for each share held.

No holder of shares of stock of any class is entitled as a matter of right to subscribe for or purchase or receive any part of any new or additional issue of shares of stock of any class, or of securities convertible into shares of stock of any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by way of dividend.

There are no preferred shares authorized or outstanding.  There have been no warrants or options issued or outstanding.

7.  Contingencies

Some of the officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

From time to time the Company may become a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

8.  Subsequent events

Management has evaluated subsequent events and is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report on May 24, 2012 that should be disclosed.

DEALER PROSPECTUS DELIVERY OBLIGATION

“UNTIL___________________________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE DEALERS’ OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.”

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by Sector 5 in connection with registering the sale of the common stock. Sector 5 has agreed to pay all costs and expenses in connection with this offering of common stock. Set for the below is the estimated expenses of issuance and distribution, assuming the all-or-none fixed amount of offering proceeds are raised.

Legal and Professional Fees	$3,000
Accounting Fees	$3,500
Edgar Fees	$800
Blue Sky Qualifications	$800

Total:	$8,100

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Sector 5’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. Sector 5 indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney’s fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at Sector 5 request as an officer or director. Sector 5 may indemnify such individual against all costs, expenses, and liabilities incurred in a threatened, pending or completed action, suit, or proceeding brought because such individual is a director or officer. Such individual must have conducted himself/herself in good faith and reasonably believed that his/her conduct was in, or not opposed to, Sector 5’s best interests. In a criminal action, he/she must not have had a reasonable cause to believe his/her conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, Sector 5 shall indemnify any director, officer and employee as follows: Every director, officer, or employee of Sector 5 shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/he may be made a party, or in which he/he may become involved, by reason of being or having been a director, officer, employee or agent of Sector 5 or is or was serving at the request of Sector 5 as a director, officer, employee or agent of Sector 5, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Sector 5. Sector 5 shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Sector 5 as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 30, 2012 the Company issued 10,000,000 shares of common stock at $0.001 par value to Jeannie Bacal, the Company’s founder for an equity investment of $10,000.

On April 30, 2012 the Company issued 5,000,000 shares of common stock at $.001 par value to Jeannie Bacal, the Company’s founder, for services including formation of the Company and for work performed over the last five months developing and furthering the business of the Company.  These services were valued in the amount of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933.

EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit Number.	Name/Identification of Exhibit

3.1	Articles of Incorporation*

3.2	Bylaws*

5	Opinion of Harold P. Gewerter, Esq.

23.1	Consent of Independent Auditor

23.2	Consent of Counsel (See Exhibit 5)

99	Additional Exhibits

99.1	Subscription Agreement*

99.2	Escrow Agreement*

* Incorporated by Reference from previously filed Form S-1 filed on May 29, 2012.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
v.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Escondido, State of California on July 16 , 2012.

Sector 5, Inc. (Registrant)

By:	/s/ Jeannie Bacal
Jeannie Bacal
President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jeannie Bacal
Jeannie Bacal	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director	July 16 , 2012